Exhibit 77(C)

Matters submitted to a vote of security holders

On April 10, 2008, a Special Meeting of Shareholders for ING JPMorgan International Portfolio, a series of ING Partners, Inc. was held at which the shareholders were asked to approve an Agreement and Plan of Reorganization by and between ING JPMorgan International Portfolio and ING Templeton Foreign Equity Portfolio, providing for the reorganization of ING JPMorgan International Portfolio with and into ING Templeton Foreign Equity Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING JPMorgan International Portfolio	1	27,069,160.360	673,489.432	1,953,043.355	29,695,693.147

On April 10, 2008, a Special Meeting of Shareholders for ING Legg Mason Large Cap Growth Portfolio, a series of ING Partners, Inc. was held at which the shareholders were asked to approve an Agreement and Plan of Reorganization by and between ING Legg Mason Partners Large Cap Growth Portfolio and ING Marsico Growth Portfolio, providing for the reorganization of ING Legg Mason Partners Large Cap Growth Portfolio with and into ING Marsico Growth Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING Legg Mason Large Cap Growth Portfolio	1	1,669,969.042	15,358.264	11,411.264	1,696,738.570

On April 10, 2008, a Special Meeting of Shareholders for ING Lord Abbett U.S. Government Securities Portfolio, a series of ING Partners Inc. was held at which the shareholders were asked to approve an Agreement and Plan of Reorganization by and between ING Lord Abbett U.S. Government Securities Portfolio and ING VP Intermediate Bond Portfolio, providing for the reorganization of ING Lord Abbett U.S. Government Securities Portfolio with and into ING VP Intermediate Bond Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING Lord Abbett U.S. Government Securities Portfolio	1	3,270,200.718	64,125.467	228,019.615	3,562,345.800

On April 10, 2008, a Special Meeting of Shareholders for ING Neuberger Berman Regency Portfolio, a series of ING Partners Inc. was held at which the shareholders were asked to approve an Agreement and Plan of Reorganization by and between ING Neuberger Berman Regency Portfolio and ING Pioneer Mid Cap Value Portfolio, providing for the reorganization of ING Neuberger Berman Regency Portfolio with and into ING Pioneer Mid Cap Value Portfolio.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Total Shares Voted
ING Neuberger Berman Regency Portfolio	1	1,703,594.008	16,598.291	78,008.132	1,798,200.431